UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 850	60654
Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(312) 642-3700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On June 1, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of InnerWorkings, Inc. (the “Company”) approved, consistent with prior years, awards of non-qualified stock options and restricted stock for the Company’s named executive officers (collectively, the “NEOs”), pursuant to the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”). The Committee also approved updated forms of award agreement to be used for grants of non-qualified stock options and restricted stock under the Plan, which now include certain non-competition and non-solicitation obligations.

In addition, the Committee approved, pursuant to the Plan, awards of performance share units (“PSUs”) for the NEOs and a related form of award agreement. The PSUs are performance-based awards that will settle in shares of Company stock, in an amount between 0% and 200% of the target award level, based on the cumulative adjusted earnings per share and the return on invested capital achieved by the Company between April 1, 2017 and December 31, 2019.

In order to receive a payout with respect to the PSUs, the recipients generally must remain in service with the Company for the duration of the performance period. If a recipient’s employment is terminated without cause or due to death or disability prior to the end of the performance period, the recipient will be entitled to receive a prorated payout of the PSUs based on actual performance (up to 100% of target). In addition, in the event of a qualifying termination of service within the 90 days prior to or the 24 months following a change in control of the Company, recipients will be entitled to immediate vesting of the PSUs at the target level of performance. Each recipient of PSUs will generally be subject to non-competition and non-solicitation obligations while the recipient remains in service and lasting for two years following the termination thereof for any reason.

The NEOs received the following target awards of PSUs:

Name	Target PSU Award (#)
Eric D. Belcher	54,054
Jeffrey P. Pritchett	21,622
Ronald C. Provenzano	17117
Robert L. Burkart	4,505

Each award of PSUs is subject to the terms and conditions set forth in the Plan and in the applicable award agreements.

The foregoing summary is qualified in its entirety by reference to the forms of PSU, non-qualified stock option and employee restricted stock award agreements, copies of which are filed, respectively, as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Form 8-K, and which are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on June 1, 2017. The matters that were voted on at the Annual Meeting and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring at the 2018 Annual Meeting, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Eric D. Belcher	45,167,816	491,082	650	3,810,491
Jack M. Greenberg	45,103,662	545,236	10,650	3,810,491
Linda S. Wolf	45,159,525	489,373	10,650	3,810,491
Charles K. Bobrinskoy	45,170,486	478,412	10,650	3,810,491
J. Patrick Gallagher, Jr.	36,753,175	8,905,723	650	3,810,491
David Fisher	40,668,656	4,980,242	10,650	3,810,491
Julie M. Howard	30,863,503	14,785,393	10,652	3,810,491

Proposal No. 2: Approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
44,696,069	597,690	365,789	3,810,491

Proposal No. 3: Approve, on an advisory, non-binding basis, the frequency of the advisory vote on executive compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
36,773,851	8,545	8,512,805	364,347

As noted above, at the Annual Meeting, in accordance with the recommendation of the Board of Directors, the Company’s stockholders recommended, by advisory vote, a one-year frequency of future advisory votes on the compensation of the Company’s named executive officers. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on named executive officer compensation will be held every year until the next required advisory vote on the frequency of stockholder votes on executive compensation.

Proposal No. 4: Ratification of Appointment of Ernst & Young LLP to Serve as the Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2017

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved as follows:

FOR	AGAINST	ABSTAIN
49,174,886	201,863	93,290

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 2, 2017	By:	/s/ Ronald Provenzano
	Name:	Ronald Provenzano
	Title:	General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Performance Share Unit Award Agreement

10.2	Stock Option Agreement

10.3	Restricted Stock Award Agreement